Exhibit 99.1

BioTime, Inc. and the University of California System Sign Cell Transfer Agreement for Human Embryonic Stem Cell Lines

ALAMEDA, Calif.--(BUSINESS WIRE)--December 22, 2010--BioTime, Inc. (NYSE Amex: BTX) today announced a material transfer agreement (MTA) with the University of California (UC) system to make five research-grade human embryonic stem (hES) cell lines available to UC system researchers. These lines are genetically identical to a bank of GMP-compliant hES cell lines that will be made available to California-based researchers under a recent agreement between BioTime and the California Institute for Regenerative Medicine (CIRM). Institutions covered by the MTA include: University of California, Berkeley (Berkeley Stem Cell Center) , University of California, Davis (UC Davis Institute for Regenerative Cures), University of California, Irvine (Sue and Bill Gross Stem Cell Research Center), University of California, Los Angeles (UCLA Broad Stem Cell Research Center), University of California, Merced (UC Merced Stem Cell Consortium), University of California, Riverside (UC Riverside Stem Cell Center) University of California, San Diego (UCSD Stem Cell Research Program), University of California, San Francisco (The Eli and Edythe Broad Center of Regeneration Medicine and Stem Cell Research at UCSF), University of California, Santa Barbara (Center for Stem Cell Biology & Engineering), University of California, Santa Cruz (Center for Biomolecular Science and Engineering), Lawrence Berkeley National Laboratory, UC Davis Medical Center, UC Irvine Medical Center, UCLA Medical Center, Ronald Reagan UCLA Medical Center, Harbor-UCLA Medical Center, Olive View-UCLA Medical Center, Santa Monica-UCLA Medical Center, UCSD Medical Center, and UCSF Medical Center. Employees of UC-system institutions who are interested in obtaining these cell lines for preclinical research are directed to BioTime’s web site http://www.biotimeinc.com/CIRM2.htm for the relevant MTA containing an Implementing Letter.

This agreement follows a previously announced agreement with CIRM, the stem cell agency created when California voters supported a $3 billion funding measure for stem cell-related research and clinical translation. Through October 21, 2010, CIRM had approved more than 180 grants totaling more than $540,000,000 for projects being conducted in the UC system.

Under BioTime’s agreement with CIRM, BioTime will initially provide research grade cell lines, and within one year, if requested, BioTime will also make available GMP-grade cell lines along with certain documentation and complete genomic DNA sequence information. The use of the GMP grade cell lines may streamline the translation of basic science to human therapies. Should the users of the cell lines and BioTime eventually sign definitive license agreements for commercial use of the cell lines, it is anticipated that BioTime will receive a royalty on net sales. Today’s announced MTA with the University of California System relates to the initial research-grade cell lines and is intended to simplify the distribution of researchers in the UC system.

Background

Human embryonic stem cells are readily expanded cell lines with the potential to generate all human cell types. However, there are many scientific and technological steps that are necessary in order to turn this potential into a reality. In recent years, numerous disease model trials conducted worldwide have shown promising results for hES cell-based therapies. But to develop effective therapies for use in humans that will meet the regulatory standards of the United States Food and Drug Administration (FDA) and other regulators, the cell lines that are used to develop those therapies must comply fully with current Good Manufacturing Practice (cGMP) standards that apply to all drugs and devices. The creation of clinical-grade cell lines is a substantial undertaking.

BioTime's Singapore-based subsidiary ES Cell International Pte Ltd. (ESI) has been at the forefront of advances in hES technology since 2000 and created the first cell bank of clinical-grade hES cell lines derived following cGMP principles (Crook et al, 2007 The Generation of Six Clinical-Grade Human Embryonic Stem Cell Lines Cell Stem Cell 1(5):490-4). These cell lines were created under conditions compliant with international standards of egg procurement and embryo donation. In addition, derivation protocols were used in the derivation of the cell lines that would conform to regulations controlling clinical-grade cell and tissue product development, including compliance with current good tissue and manufacturing practices (cGTPs and cGMPs). BioTime has agreed to make the following cell lines available to CIRM grantees and California-based researchers: ESI-014, ESI-017, ESI-035, ESI-051 and ESI-053 (described in greater detail in the above-mentioned article). Research grade versions of the cell lines will be provided to CIRM grantees and California-based institutions free of charge until April 30, 2011.

The GMP grade versions of these cell lines along with a letter of cross-reference to a biologics master file containing manufacturing, controls information, additional documentation needed to establish GMP compliance, and the complete genomic DNA sequence information of the cell lines will be available from BioTime, at the cost of producing and supplying the cell lines, to CIRM grantees and California-based institutions, by November 22, 2011. Upon signing commercialization agreements acceptable to BioTime, BioTime will receive a royalty on net sales pre-negotiated by CIRM and BioTime such that no royalty will be owed to BioTime for research use. For commercial use, a maximum 2.0 percent royalty on net sales (1.5 percent if other royalties would be owed by the CIRM Grantee/California researcher) will be paid to BioTime. In addition, the form of a material transfer agreement has been agreed to by CIRM and BioTime for research use by California-based researchers other than those in the UC system. The pre-negotiation of terms will serve to help accelerate research by eliminating protracted negotiations. UC system researchers are covered by the system-wide MTA described above.

A sixth cell line designated ESI-049 is currently being evaluated by a large pharmaceutical company for exclusive use and was therefore not included in the collaborative agreement with CIRM. BioTime will retain the rights to manufacture its own research and therapeutic products from the cell lines. Additional information on the agreement is available on BioTime’s website at www.biotimeinc.com.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime’s majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure’s OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. BioTime’s Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, having been one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com